Exhibit 99.1

100 East Patterson Street Tecumseh, Michigan 49286 www.tecumseh.com

FOR IMMEDIATE RELEASE
Contact:
Teresa Hess
Director, Investor Relations
Tecumseh Products Company
734-585-9507
RiskMetrics Group Recommends Shareholders Vote FOR All Company Director
Nominees and FOR Recapitalization Proposal
All Three Independent Proxy Advisory Firms Overwhelmingly Support Company’s
Proposals
ANN ARBOR, Mich., Aug. 6, 2008 – Tecumseh Products Company (NASDAQ: TECUA, TECUB), a leading global manufacturer of compressors and related products, announced today that RiskMetrics Group (formerly ISS), the leading proxy and corporate governance advisory firm, has recommended shareholders use the Company’s WHITE proxy card to vote FOR all seven of the Company’s highly qualified nominees and FOR a recapitalization to consolidate the Company’s two share classes into a single class of common shares. The vote will be held at Tecumseh’s annual meeting of shareholders on August 14, 2009. RiskMetrics also recommends that shareholders DO NOT VOTE FOR the Herrick Foundation’s hand-picked nominees.
RiskMetrics’ report is the third recommendation made by a leading proxy advisory firm in support of the Company’s proposals. In reports published on July 31, Glass Lewis & Co. and PROXY Governance, Inc. also recommended that the Company’s shareholders support the Company’s proposals by voting the WHITE proxy card.
In a report published on Aug. 4, RiskMetrics compared the financial and governance performance and the plans of the current Board and management team against the Herrick Foundation’s plans and assertions, and provided a number of key conclusions:
•	Financial Performance: “Our analysis of the relative share price and financial performance, although mixed, failed to provide compelling evidence that majority board change is warranted. We believe it is simply too early to draw that conclusion given the number of distractions the new management team has faced i.e. Department of Justice investigation into events that predated the current management team, dissident litigation issues, and the unforeseen, severe economic downturn that transpired shortly after the company initiated its strategic plan, which, we believe, could have delayed the implementation of the plan.”

“...[W]e note that the relative share price underperformance has been greater under the prior regime despite relatively superior underlying operating metrics in a more favorable economic environment.”

•	Governance: “...[T]he track record of the dissident regarding governance historically has included shareholder unfriendly policies – most notably was the adoption of and long standing failure to eliminate the dual class voting structure which misaligns shareholder voting and economic interests thereby providing a built-in entrenchment mechanism and impediment to change.”

“Regarding the issues of inadequate management oversight and entrenchment, we did not find compelling evidence to support the dissident’s claims.”

•	Recapitalization Plan: “Currently, the share price of Class B shares now exceeds the price of Class A shares, suggesting that the proposed recapitalization at a 1.1-1 ratio is generally accepted by the marketplace. Moreover, management’s recapitalization plan is tied to key governance improvements, such as the removal of the company’s poison pill and mandatory bid requirement, both of which are considered positive changes under RMG guidelines.”

“Based on the removal of antitakeover provisions, the expected benefits of a single share class structure, and because the recent price parity of Class A and Class B shares is consistent with management’s assertion that major shareholders are supportive of paying a premium to Class B holders to achieve the recapitalization, we believe this item warrants shareholder support.”
“We are pleased that RiskMetrics, a well-respected, independent voice for investors has carefully reviewed the alternatives and recommended that shareholders vote to elect the Company’s well-qualified Board nominees and to approve our proposed recapitalization plan,” said Ed Buker, chairman, president and CEO of Tecumseh Products Company. “This endorsement for the Company’s platform further confirms that our highly qualified slate of nominees and recapitalization transaction are essential to moving the Company forward and unlocking value for shareholders.”
Buker concluded: “For the second time in the last nine months, our Board and management team have received overwhelming support from the three largest and most respected proxy and corporate governance advisory firms. This validation of our efforts to restore Tecumseh’s brand promise and rebuild our global leadership in commercial refrigeration provides an important message to shareholders regarding our strategic direction. We urge shareholders to follow these recommendations and vote to protect the value of their investment by supporting the Company’s independent nominees and recapitalization proposal and rejecting the Herrick Foundation’s shareholder proposal.”
Tecumseh strongly urges all Class B shareholders to vote the Company’s WHITE proxy card today FOR the election of all of the Company’s nominees as directors (PROPOSAL 1), FOR the recapitalization proposal (PROPOSAL 2), and AGAINST the advisory vote shareholder proposal (PROPOSAL 4), and to discard any gold or other proxy cards they may have received from the Herrick Foundation. Tecumseh also urges all Class A shareholders to vote the Company’s WHITE proxy card FOR the recapitalization proposal. If shareholders have voted on a gold proxy card, but now wish to vote FOR Tecumseh’s proposals – as recommended by all three proxy advisory firms and the Company’s Board of Directors – please vote the Company’s WHITE proxy card. Only shareholders’ latest dated proxies will determine how their shares are to be voted at the upcoming shareholders’ meeting.
For questions or assistance with voting both Class A and Class B shares on the WHITE proxy or to request a copy of the Company’s proxy statement/prospectus or a WHITE proxy card, shareholders should contact:

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Georgeson Inc.,
199 Water Street, 26th Floor, New York, NY 10038; Shareholders Call Toll Free: 1-866-203-1198 and Banks and Brokers Call: 212-440-9800.
About Tecumseh Products Company
Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.
Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company’s Internet web site at http://www.tecumseh.com.
Cautionary Statements Relating to Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will,” and other future tense and forward-looking terminology.
Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) unfavorable changes in macro-economic conditions and the condition of credit markets, which may magnify other risk factors; ii) the success of our ongoing effort to bring costs in line with projected production levels and product mix; iii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iv) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; v) actions of competitors; vi) our ability to maintain adequate liquidity in total and within each foreign operation; vii) the effect of terrorist activity and armed conflict; viii) economic trend factors such as housing starts; ix) the ultimate cost of resolving environmental and legal matters, including any liabilities resulting from the regulatory antitrust investigations commenced by the United States Department of Justice Antitrust Division, the Secretariat of Economic Law of the Ministry of Justice of Brazil or the European Commission, any of which could preclude commercialization of products or adversely affect profitability and/or civil litigation related to such investigations; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Other Important Information
Tecumseh Products Company has filed a definitive proxy statement/prospectus and other relevant documents concerning the annual meeting with the United States Securities and Exchange Commission (“SEC”) on July 10, 2009. Before soliciting proxies, the Company will provide shareholders with the definitive proxy statement/prospectus. The Company advises shareholders to read the definitive proxy statement/prospectus because it contains important information about the Company and certain proposals to be presented to a vote of shareholders at its 2009 Annual Meeting. Shareholders may obtain free copies of the definitive proxy statement/prospectus and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the Company’s definitive proxy statement/prospectus by accessing www.tecumseh.com. In addition, shareholders may obtain a free copy of the definitive proxy statement by contacting Georgeson Inc. toll free at (866) 203-1198 (banks and brokers call (212) 440-9800).
The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the annual meeting. Information about the participants is set forth in the definitive proxy statement/prospectus. Information about the participants’ direct or indirect interests in the matters to be considered at the annual meeting is also contained in the proxy statement/prospectus referred to above.
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